                                                                EXHIBIT (T)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1998-3 Monthly Statement
                   Class A Certificate CUSIP #25466KBR9
                   Class B Certificate CUSIP #25466KBS7

Trust Distribution Date: July 15, 1998         Due Period Ending:  June 30, 1998

Pursuant to the Series Supplement dated as of March 25, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.  Payments for the benefit of Series Investors this Due Period (per $1000 of
    --------------------------------------------------------------------------
    Class Initial Investor Interest)
    --------------------------------

    Series  1998-3                                  Total         Interest       Principal
        Class A      30 days at 5.781250000%    $4.817708333    $4.817708333   $0.000000000

        Class B      30 days at 5.946250000%    $4.955208333    $4.955208333   $0.000000000

2.  Principal Receivables at the end of the Due Period
    --------------------------------------------------

    (a)   Aggregate Investor Interest                   $17,849,156,342.66
          Seller Interest                                $2,915,943,453.70

          Total Master Trust                            $20,765,099,796.36

    (b)   Group One Investor Interest                   $15,299,156,342.66

    (c)   Group Two Investor Interest                    $2,550,000,000.00

    (d)   Series 1998-3 Investor Interest                  $789,474,000.00

    (e)   Class A Investor Interest                        $750,000,000.00

          Class B Investor Interest                         $39,474,000.00

3.  Allocation of Receivables Collected During the Due Period
    ---------------------------------------------------------

                                                Finance Charge          Principal          Yield
                                                 Collections           Collections      Collections

    (a)   Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation        $283,731,192.36      $2,407,643,438.08      $0.00

          Seller                                $33,570,521.31        $284,867,675.85      $0.00

    (b)   Group One Allocation                 $243,497,335.07      $2,066,233,028.83      $0.00

    (c)   Group Two Allocation                  $40,233,857.29        $341,410,409.25      $0.00

    (d)   Series 1998-3 Allocations             $12,469,957.34        $105,815,686.78      $0.00

    (e)   Class A Allocations                   $11,835,353.92        $100,430,664.55      $0.00

          Class B Allocations                      $634,603.42          $5,385,022.23      $0.00

4.  Information Concerning the Series Principal Funding Accounts ("SPFA")
    ---------------------------------------------------------------------

                      Deposits into the
                         SPFAs This             SPFA         Deposit Deficit     Investment
                         Due Period            Balance           Amount            Income
    Series 1998-3           $0.00               $0.00             0.00             $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                                                                     Total Payments
                             Amount Paid        Deficit Amount        Through This
                            This Due Period     This Due Period        Due Period
    Series 1998-3                $0.00               $0.00                $0.00

6.  Information Concerning the Series Interest Funding Accounts ("SIFA")
    --------------------------------------------------------------------

                                     Deposits Into the
                                         SIFAs This
                                         DuePeriod                SIFA Balance
    Series 1998-3                      $3,808,883.14                 $0.00

7.  Pool Factors
    ------------

                                                           This Due Period
    Class A                                                     1.00000000

    Class B                                                     1.00000000

8.  Investor Charged-Off Amount
    ---------------------------

                                                                   Cumulative
                                                              Investor Charged-Off
                                         This Due Period           Amount
    (a)   Group One                      $106,039,668.54            $0.00

    (b)   Group Two                       $17,521,279.61            $0.00

    (c)   Series 1998-3                    $5,430,491.24            $0.00

    (d)   Class A                          $5,154,130.36            $0.00

          Class B                            $276,360.88            $0.00

9.  Investor Losses This Due Period
    -------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                               Total            Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1998-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

10. Reimbursement of Investor Losses This Due Period
    ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                               Total            Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1998-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

11. Aggregate Amount of Unreimbursed Investor Losses
    ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                               Total            Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1998-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period
    -------------------------------------------------------------------

    (a)   Group One                                      $25,713,871.67

    (b)   Group Two                                       $4,250,000.00

    (c)   Series 1998-3                                   $1,315,790.00

    (d)   Class A                                         $1,250,000.00

          Class B                                            $65,790.00

13. Class Available Subordinated Amount at the end of the Due Period
    ----------------------------------------------------------------

                                                          As a Percentage
                                                             of Class A
                                         Total            Invested Amount
    Series 1998-3 Class B           $98,684,250.00            13.1579%

14. Total Available Credit Enhancement Amounts
    ------------------------------------------

                                              Shared Amount    Class B Amount
    Maximum Amount                                $0.00       $59,210,550.00

    Available Amount                              $0.00       $59,210,550.00

    Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00                $0.00

15. Delinquency Summary
    -------------------

    End of Due Period Master Trust Receivables Outstanding      $21,086,742,705.80

                          Delinquent Amount        Percentage of Ending
    Payment Status          Ending Balance        Receivables Outstanding
    30-59 days            $577,732,852.19                  2.74%

    60-179 days           $943,399,940.65                  4.47%

                                                  U.S. BANK NATIONAL ASSOCIATION
                                                  as Trustee

                                               BY:
                                                   ----------------------------
                                                         Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1998-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 25, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-3 Master Trust Certificates for the Distribution Date occurring on July 15, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                    $3,009,812,827.61

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                      $100,430,664.55

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                $11,835,353.92

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                    $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                              $3,613,281.25

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                        $5,385,022.23

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                   $634,603.42

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                    $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                $195,601.89

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1998.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------
                           Vice President, Director of Accounting,
                           and Treasurer